Exhibit 99.1

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
On December 3, 2014, Whirlpool completed its acquisition of 100% of the share capital of Indesit. The Unaudited Pro Forma Combined Statements of Income combine the historical consolidated statements of income of Whirlpool and the historical consolidated statements of income of Indesit. The statements of income are presented giving effect to the transaction as if it had been completed on January 1, 2013. The Unaudited Pro Forma Combined Balance Sheet combines the historical consolidated balance sheet of Whirlpool and the historical consolidated balance sheet of Indesit, giving effect to the transaction as if it had been completed on September 30, 2014, the date of the latest filed balance sheet.
Such unaudited pro forma financial information is based on the historical financial statements of Whirlpool and Indesit and certain adjustments which Whirlpool believes to be reasonable, to give the effect of this transaction, which are described in the notes to the statements below.
The unaudited pro forma combined financial information has been prepared by management in accordance with SEC Regulation S-X Article 11 and is not necessarily indicative of the combined financial position or results of operations that would have been realized had the acquisition occurred as of the dates indicated, nor is it meant to be indicative of any anticipated combined financial position of future results of operations that Whirlpool will experience after the acquisition. The pro forma adjustments are based on information current as of February 4, 2015 (being the latest practicable date prior to the filing of this Form 8-K/A) and does not adjust to reflect any matters not directly attributable to the acquisition. No adjustment, therefore, has been made for actions that may be taken following the completion of the acquisition, such as any of Whirlpool's integration plans related to Indesit. As a result, the actual amounts recorded in the consolidated financial statements of Whirlpool will differ from the amounts reflected in the unaudited pro forma financial statements, and the differences may be material. The unaudited pro forma financial information has been compiled from the following sources with the following unaudited adjustments:
•Financial information for Whirlpool prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP") has been extracted from: (i) Whirlpool's audited consolidated financial statements for the fiscal year ended December 31, 2013 contained in Whirlpool's 2013 Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC"); and (ii) Whirlpool's financial statements for the year to date period as of September 30, 2014 contained in Whirlpool's Quarterly Report on Form 10-Q filed with the SEC. No adjustment, therefore, has been made for actions which were taken after the acquisition was completed, such as any integration plans related to Indesit, or the anticipation of synergies to be realized.
•Financial information for Indesit prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board ("IFRS") has been extracted from the Indesit audited historical financial statements for the year ended December 31, 2013 contained in Indesit's audited 2013 Annual Report, included in this Form 8-K/A.
•Indesit financial information for the year to date period as of September 30, 2014 is from unaudited interim financial information derived from Indesit's underlying books and records maintained in accordance with IFRS, included in this Form 8-K/A.
•Adjustments have been made to convert the Indesit IFRS financial information to U.S. GAAP and to align those policies with Whirlpool's U.S. GAAP accounting policies. The basis for these adjustments is explained in the notes accompanying the unaudited pro forma combined financial statements.
•The pro forma adjustments have been translated from Euros to U.S. dollars using historical exchange rates. The Unaudited Pro Forma Combined Statements of Income are translated using the average historical exchange rate for the respective periods presented, while the Unaudited Pro Forma Combined Balance Sheet is translated based on the September 2014 month-end rate.
The unaudited pro forma combined financial information was prepared using the purchase method of accounting with Whirlpool treated as the acquiror. Accordingly, the historical consolidated financial information has been adjusted to give effect to the impact of the consideration paid in connection with the acquisition. In the Unaudited Pro Forma Combined Balance Sheet, Whirlpool’s cost to acquire Indesit has been allocated to the assets acquired and liabilities assumed based upon management’s preliminary estimate of their respective fair values as of the date of acquisition. Any differences between the fair value of the consideration paid and the fair value of the assets and liabilities acquired has been recorded as goodwill. The amounts allocated to acquired assets and liabilities in the Unaudited Pro Forma Combined Balance Sheet are based on management’s preliminary internal valuation estimates and consultations with outside valuation experts. Definitive allocations are being performed and will be finalized based upon certain valuations and other studies, including but not limited to studies regarding inventory, intangible assets, property, plant and equipment, debt, and pension liabilities. These valuations and other studies will be completed by Whirlpool and in some cases with the services of outside valuation specialists. Accordingly, the purchase allocation pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma combined financial information and are subject to revision based on a final determination of fair value.

The Unaudited Pro Forma Combined Statements of Income also include certain purchase accounting adjustments, including items expected to have a continuing impact on the combined results, such as depreciation and amortization expense on acquired tangible and intangible assets.
The Unaudited Pro Forma Combined Statements of Income do not include the impact of any potential cost savings or one-time costs that may result from the acquisition.

UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014
(in millions, except per share data)

	Historical Whirlpool	Historical Indesit (a)	Pro Forma Adjustments		Pro Forma Combined
Net sales	$13,869	$2,556	$(24)	(b)	$16,401
Expenses
Cost of products sold	11,500	1,951	(24)	(b)	13,430
			3	(c)
Gross margin	2,369	605	(3)		2,971
Selling, general and administrative	1,344	516	(10)	(f)	1,850
Intangible amortization	17	8	24	(e)	49
Restructuring costs	101	2	—		103
Operating profit	907	79	(17)		969
Other income (expense)
Interest and sundry income (expense)	(78)	(35)	15	(f)	(98)
Interest expense	(119)	(24)	8	(g)	(186)
			(51)	(h)
Earnings before income taxes	710	20	(45)		685
Income tax expense	126	15	(12)	(i)	129
Net earnings	584	5	(33)		556
Less: Net earnings available to noncontrolling interests	15	—	—		15
Net earnings available to Whirlpool	$569	$5	$(33)		$541
Per share of common stock
Basic net earnings available to Whirlpool	$7.26				$6.91
Diluted net earnings available to Whirlpool	$7.16				$6.81
Weighted-average shares outstanding (in millions):
Basic	78.3				78.3
Diluted	79.4				79.4

*** Please read in conjunction with accompanying notes to the Unaudited Pro Forma Combined Statements of Income.

UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2013
(in millions, except per share data)

	Historical Whirlpool	Historical Indesit (a)	Pro Forma Adjustments		Pro Forma Combined
Net sales	$18,769	$3,548	$(29)	(b)	$22,288
Expenses
Cost of products sold	15,471	2,754	(29)	(b)	18,209
			4	(c)
			9	(d)
Gross margin	3,298	794	(13)		4,079
Selling, general and administrative	1,828	678	—		2,506
Intangible amortization	25	4	32	(e)	61
Restructuring costs	196	21	—		217
Operating profit	1,249	91	(45)		1,295
Other income (expense)
Interest and sundry income (expense)	(155)	(51)	—		(206)
Interest expense	(177)	(17)	5	(g)	(256)
			(67)	(h)
Earnings before income taxes	917	23	(107)		833
Income tax expense	68	18	(29)	(i)	57
Net earnings	849	5	(78)		776
Less: Net earnings available to noncontrolling interests	22	—	—		22
Net earnings available to Whirlpool	$827	$5	$(78)		$754
Per share of common stock
Basic net earnings available to Whirlpool	$10.42				$9.51
Diluted net earnings available to Whirlpool	$10.24				$9.33
Weighted-average shares outstanding (in millions):
Basic	79.3				79.3
Diluted	80.8				80.8
***    Please read in conjunction with accompanying notes to the Unaudited Pro Forma Combined Statements of Income.

Exhibit 99.1

NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
The adjustments described below represent those that have a material impact on the pro forma combined statements of income after consideration of all potential IFRS to U.S. GAAP and pro forma adjustments related to the acquisition and consolidation of Indesit.

(a)
Certain reclassifications have been made to the historical presentation of Indesit to conform to the presentation used by Whirlpool including, but not limited to, reclassifying amortization expense and restructuring into discreet income statement line items, and reclassifying freight & warehousing and warranty expense from selling, general & administrative to cost of products sold.

(b)	Represents the elimination of inter-company sales between Indesit and Whirlpool entities during the historical periods prior to the acquisition.

(c)
Represents the incremental depreciation expense resulting from the fair value step-up adjustments to Indesit’s property, plant and equipment. These assets will continue to be utilized and thus result in incremental depreciation expense during the historical periods based on the incremental net book value (see notes to the Unaudited Pro Forma Combined Balance Sheet).

(d)
Represents the incremental cost of products sold resulting from the fair value step-up adjustments to Indesit’s inventory balance at acquisition which would impact the income statement on a one-time basis upon the inventory's sale, assumed to be turned over in the quarter of the acquisition based on historical turnover rates (see notes to the Unaudited Pro Forma Combined Balance Sheet).

(e)
Represents the incremental amortization expense resulting from the purchase price allocation related to Indesit’s intangible assets which increased their carrying value and annual amortization expense (see notes to the Unaudited Pro Forma Combined Balance Sheet).

(f)
Represents the elimination of certain non-recurring acquisition costs directly related to the transaction which are included in Whirlpool's historical income statement during 2014. These are pre-acquisition costs which will not be ongoing business activities. Indesit did not have material acquisition costs during the same time period.

(g)
Represents an adjustment to revalue the Luxembourg exchange-listed bonds that were assumed in the acquisition of Indesit based on the estimated fair value of the bond at the assumed transaction date of January 1, 2013 used for presentation of the Pro Forma Combined Statements of Income. This adjustment is to reflect the pro forma interest expense during the historical period based upon a market interest rate at the time of the transaction rather than the contracted rate. This adjustment resulted in lower interest expense during the historical periods (see notes to the Unaudited Pro Forma Combined Balance Sheet).

(h)
Represents the incremental interest expense resulting from Whirlpool's debt financing portion of the acquisition consideration assuming that the debt required to finance the acquisition had been acquired on January 1, 2013. The assumption used to develop this estimate was based upon the interest rates Whirlpool realized on similar debt undertaken during this time frame. This adjustment added incremental interest expense in the historical periods, and resulted in higher interest expense based on the market rate vs contractual rate (see notes to the Unaudited Pro Forma Combined Balance Sheet).

(i)	Income tax effects as a result of pro forma adjustments are estimated at the statutory rate for the periods presented.